As filed with the Securities and Exchange Commission on July 26, 1999.
                                                 Registration No.
============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                              ---------------

                                FORM S-3
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

                             ---------------

                       SCIENCE DYNAMICS CORPORATION
           (Exact name of registrant as specified in its charter)

          Delaware                                   22-2011859
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

                           1919 Springdale Road
                   Cherry Hill, New Jersey 08003-1069
                             (609) 424-0068
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       Alan C. Bashforth, President
                           1919 Springdale Road
                    Cherry Hill, New Jersey 08003-1069
                             (609) 424-0068
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                Copy To:
                       Stephen M. Robinson, Esq.
                       Stephen M. Robinson, P.A.
                          172 Tuckerton Road
                           Medford, NJ 08055
                       -----------------------

Approximate date of commencement of proposed sale to the public: On such date as the selling stockholders shall elect to commence sales to the public following the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE
=============================================================================

Title of each    Number of        Proposed
class of         shares to         maximum     Proposed maximum    Amount of
securities to        be       offering price      aggregate      registration
be registered    registered     per share(1)    offering price        fee
-----------------------------------------------------------------------------
Common Stock
par value $.01
per share        2,000,000      $.84375         $1,687,500          $469.13
=============================================================================

(1)   Based on the average of the bid and ask prices of the Common
      Stock quoted on the Nasdaq OTC Bulletin Board on July 22,1999 of $.8125 and $.875 per share, solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.










                                       1

                                                        Subject to Completion
                                                        Dated July 26, 1999

Prospectus

                        Science Dynamics Corporation
                               Common Stock
                             2,000,000 Shares

      This is an offering of 2,000,000 shares for the benefit of the selling stockholders. They may elect from time to time to sell their shares but are not required to do so. We will not receive any of the sale proceeds. We are paying all the expenses of the offering.

     Our Common Stock is traded on the Nasdaq Over the Counter Bulletin Board under the symbol "SIDY". Our Common Stock has been traded publicly since April 22, 1981. The last reported bid price of our common stock on July 22, 1999 was $.8125 per share.

     Investing in the Company involves a high degree of risk. You should purchase shares only if you can afford a complete loss. You should carefully read and review this prospectus including the "Risk Factors" beginning on page 6 before deciding whether to buy shares in this Offering.

The Securities and Exchange Commission has not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                     Prospectus dated July    , 1999.

























                                       2

                         ----------------------------

                             TABLE OF CONTENTS
                                                       Page
                                                       ----
                 Incorporation of Certain Information
                 by Reference.............................3
                 Prospectus Summary ......................4
                 Risk Factors ............................6
                 Use of Proceeds.........................11
                 Selling Stockholders ...................11
                 Plan of Distribution ...................12
                 Disclosure of Commission Position on
                   Indemnification For Securities Act
                   Liabilities...........................13
                 Legal Matters ..........................13
                 Experts.................................13
                 Where You Can Find More Information.....13


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information.

      We incorporate by reference the following documents filed by us with the SEC:

      o Our Annual Report on Form 10-KSB for the year ended December 31, 1998 filed with the SEC on March 31, 1999;

      o All other reports and other documents filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the December 31, 1998 Form 10-KSB;

      o All documents and reports subsequently filed by us pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities which may be offered hereby have been sold or which deregisters all securities then remaining unsold.

      At your request, we will provide you, without charge, with a copy of any information incorporated by reference in this prospectus. If you want more information, write or call us at:

                         Science Dynamics Corporation
                            1919 Springdale Road
                    Cherry Hill, New Jersey 08003-1069
                              (609) 424-0068

      You may also obtain information from the SEC as described in "Where You Can Find More Information."

                                       3

PROSPECTUS SUMMARY

      We have provided you with a summary of important information on our business. You should read all the information in this prospectus for a more complete understanding. Some of the information has been incorporated from our SEC filings. You can obtain copies of this incorporated information from us without charge as described beginning on page 3. Please be sure to read "Risk Factors" beginning on page 6 for a description of the high risk involved in acquiring our shares.

                               THE COMPANY

Principal Executive     Science Dynamics Corporation
Offices:                1919 Springdale Road
                        Cherry Hill, New Jersey 08003-1069
                        (609) 424-0068

Our Business:

     Science Dynamics Corporation was incorporated in the State of Delaware May 1973 and commenced operations in July 1977. During the past 21 years we have developed, designed and marketed a variety of Telecommunications systems, including intelligent call processing platforms which provide telecommunications service capabilities to the public switched telephone network. These platforms are sophisticated software based systems, which satisfy a wide range of computer telephony integration applications. In November 1996, we acquired the intellectual property of Innovative Communications Technology (ICT) and under the direction of the new CEO/President embarked on transforming Science Dynamics into a predominately software design and system integration Company.

     Over the past two years, the challenge was to expand the product offerings and migrate into additional markets within the Computer Telephony Integration (CTI) industry. We believe that communicating via packet networks such as ATM and Frame Relay, is becoming the preferred strategy for both public networks and business enterprises. Our focus is to address niche market opportunities in Data Network Companies, Telephone Service Distributors and Regional Bell Operating Companies (RBOC's), such as BellSouth, Ameritech, US West, Southwestern Bell and large independent telephone operating companies, such as GTE, Sprint and Citizens.

Our development is driven by user needs for cost effective, easy to use multiservice products that provide an array of telecommunications solutions and services to the customers. These opportunities are primarily in the areas of Voice over Internet Protocol, Inmate Systems, Video over Frame Relay, Voice Announcements, Interactive Communications, Intelligent Network Control and Administration. Our strategy today is to deliver quality software products and services that empower its customers to improve their applications and deploy quality services worldwide.

BUSINESS DEVELOPMENT
---------------------

    Science Dynamics has focused its strategy to be a provider of key enabling technologies required for the convergence of traditional and new communications media and infrastructures.

                                       4


Communications media today must include traditional Telephony (an area for which Science Dynamics has 21 years experience), Data services (to include the Internet) and Video services. Current infrastructures based on PDH (Plesiochronous Digital Hierarchy) technology are quickly being replaced with SDH (Synchronous Digital Hierarchy) technologies more suited to larger bandwidth packet data transmissions.

Management believes communicating via packet data networks such as IP(Internet Protocol), ATM (Asynchronous Transfer Mode), and Frame Relay is becoming a preferred strategy for both corporate and public network planners. Predictions have been made that data traffic will soon exceed telephone traffic. At the same time, more and more companies are seeing the value of transporting voice and fax over data networks to reduce telephone and facsimile costs and to set the stage for advanced multimedia applications.

IP's ability to run over any network medium has led to its widespread adoption around the world. Its popularity, though, goes far beyond the Internet, to encompass the majority of data networks worldwide. Providing high quality telephony over IP networks is one of the key steps in the convergence of voice, fax, video, and data communications services.

Science Dynamics has now proven IP Telephony to be both feasible and cost effective with several customer trials. New products, such as the IntegratorC-2400(r) Gatekeeper, will continue to play a very important role in positioning SDC in this fast growing market.


THE OFFERING

Securities Offered:     2,000,000 shares. The shares are being offered by the
                        selling stockholders. See "Plan of Distribution."

Shares Outstanding:     There were 16,661,449 shares issued and outstanding
                        as of July 22, 1999.

Estimated Offering
Expenses:               $8,000.

Risk Factors:           Investing in our shares is very risky. Investors
                        should be able to bear the complete loss of their investment.

Use of Proceeds:        The proceeds of this offering will be paid to the
                        selling stockholders. None of the proceeds will be paid to the Company. See "Use of Proceeds."

Trading Symbol:         "SIDY"







                                       5

                                RISK FACTORS

WE HAVE HAD LOSSES AND THERE MAY BE FURTHER LOSSES

We incurred net losses of $1,022,030 for the year ended December 31, 1997 and $1,036,306 for the year ended December 31, 1998. We cannot assure you that we can sustain or increase profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, our business, results of operations and financial condition will be materially and adversely affected.

OUR MARKETS ARE COMPETITIVE

Due to the diversified nature of the products and target markets, our competition varies greatly by product line. Our Inmate Products division holds a respectable portion of the Inmate market with the Commander system. We compete against three other primary vendors in this area but the system captures a sizable share of the target market.

We have limited competition in the Video-Over-Frame market. Competing products include integrated Frame Relay Codec, an ISDN over Frame Relay product and the use of H.323 packetized LAN Video, a different concept which crosses into our market.

Our IP products will compete in a marketplace that is populated by larger companies who have significantly more resources for development, marketing and deployment. We may not be able to compete successfully against current or future competitors, and competitive pressures could significantly harm us.

RISKS OF BUSINESS COMBINATIONS AND STRATEGIC ALLIANCES

We may expand our operations or market presence by entering into business combinations, investments, joint ventures or other strategic alliances with other companies. These transactions create risks such as:

   - Difficulty assimilating the operations, technology and personnel of the combined companies,
   - Disruption of our ongoing business,
   - Problems retaining key technical and managerial personnel,
   - Expenses associated with amortization of goodwill and other purchased intangible assets,
   - Additional operating losses and expenses of acquired businesses, and
   - Impairment of relationships with existing employees, customers and business partners.

We may not succeed in addressing these risks.

WE MAY NEED ADDITIONAL FUNDS TO EXPAND OUR SALES AND MARKETING ACTIVITIES, RESEARCH AND DEVELOPMENT, AND STRATEGIC ALLIANCES.


Based on current levels of operations and planned growth, we anticipate that our existing capital resources, together with cash generated from operations will enable us to maintain our operations for the next 12 months. We may require additional funds to sustain and expand our sales and marketing activities, research and development, and our strategic alliances, particularly if a well-financed competitor emerges or if there is a rapid technological shift in the telecommunications industry. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations and external sources would have a material adverse effect on our business.

                                       6

WE DEPEND ON KEY PERSONNEL.

We depend on the continues services and on performance of our senior management and other key personnel, particularly Alan C. Bashforth, our President, and Joy C. Hartman, our Secretary, Treasurer and Chief Financial Officer. Our success also depends on our ability to retain and motivate our other officers and key employees. The loss of the services of any of our executive officers or other key employees could harm our business. We have employment agreements with only two of our key personnel, our President and Chief Financial Officer. We have obtained a $2,000,000 key person life insurance policy on the life of Mr. Bashforth, naming us as beneficiary under policy. Our future success also depends on our ability to attract and retain and motivate other highly skilled engineering, technical, sales, marketing and customer service personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, assimilate or retain sufficiently qualified personnel which could harm our business.

WE ARE RELIANT UPON CERTAIN SUPPLIERS, THE LOSS OF ANY OF WHICH COULD BE DISRUPTIVE TO OUR BUSINESS, REDUCE OUR OPPORTUNITIES FOR PROFITABILITY AND CAUSE THE PRICE OF OUR STOCK TO FALL.

Although most of the components used in our products are available from a number of different suppliers on an off-the-shelf basis, certain components are purchased from sole source suppliers. If such a supplier should cease to deliver a component, another source would have to be developed. Acquiring a substitute part or module may require a hardware or software change in the unit in order to provide satisfactory performance, adding costs and delays of unknown amount and duration.

OUR REVENUES ARE GENERATED AMONG A RELATIVELY SMALL NUMBER OF CUSTOMERS. THE LOSS OF ANY ONE OR MORE OF THESE CUSTOMERS WOULD GREATLY REDUCE OUR OPPORTUNITIES TO ACHIEVE AND SUSTAIN PROFITABILITY AND MAY CAUSE A REDUCTION IN THE MARKET PRICE OF OUR STOCK.

A majority of our sales have been attributable to a relatively small number of customers. For example, our major customers, independent and Bell Operating Companies, accounted for 82.95%, 4.69% and 3.45% of total revenue in 1998. If one or more of our large-volume customers were to discontinue doing business with us, our results of operations would be materially and adversely affected. In addition, the irregular timing of large orders and their materiality to our total revenues for any given reporting period has caused, and is expected to cause, substantial volatility in our operating results. However, with the introduction of the new product lines, we have expanded our customer base globally and should be less reliant on any single market or territory.








                                       7


WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY

     We regard substantial elements of our products as proprietary and attempt to protect them by relying on patent, trademark, service mark, trade dress, copyright, and trade secret laws and restrictions, as well as confidentiality procedures and contractual provisions. Any steps we take to protect our intellectual property may be inadequate, time consuming, and expensive. In addition, despite our efforts, we may be unable to prevent third-parties from infringing upon or misappropriating our intellectual property. Any such infringement or misappropriation could have a material adverse effect on our business, results of operations, and financial condition. Currently issued patents or any new patent applications may not provide us with any competitive advantages, or may be challenged by third parties. Effective trademark, copyright, and trade secret protection may not be available in every country in which our products are distributed. In addition, our competitors may independently develop similar technology that substantially limits the value of our intellectual property.

OTHERS MAY BRING INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS AGAINST US

     In addition to the technology we have developed internally, we also have acquired or licensed technologies from other companies. Our internally developed technology or the technology we acquired or licensed may infringe on a third party's intellectual property rights and such third parties may bring claims against us alleging infringement of their intellectual property rights. Any such infringement or claim of infringement could have a material adverse affect on our business, result of operations, and financial condition.



                                       8

     In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. We are not currently involved in any intellectual property litigation. We may, however, be a party to litigation in the future to protect our intellectual property or as a result of an alleged infringement of others' intellectual property. Such claims and any resulting litigation could subject us to significant liability for damages and invalidation of our proprietary rights. Such litigation, regardless of its success, likely would be time-consuming and expensive to defend and would divert management time and attention. Any potential intellectual property litigation could also force us to do one or more of the following:

     - Cease selling, incorporating, or using products or services that incorporate the challenged intellectual property;

     - Obtain from the holder of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; and

     - Redesign those products or services that incorporate such technology.

Any of these results could have a material adverse effect on our business, results of operations, and financial condition.


WE MAY NEVER PAY DIVIDENDS ON OUR COMMON STOCK, IN WHICH EVENT PURCHASERS' ONLY RETURN ON THEIR INVESTMENT, IF ANY, WILL OCCUR ON THE SALE OF OUR STOCK.

We have never declared or paid a cash dividend. We presently intend to retain any future earnings for use in the business and do not presently intend to pay cash dividends in the foreseeable future.

INDEMNIFICATION AND LIMITATION OF LIABILITY OF OUR OFFICERS AND DIRECTORS MAY INSULATE THEM FROM ACCOUNTABILITY TO STOCKHOLDERS AT SUBSTANTIAL COST TO SCIENCE DYNAMICS


                                       9

     Our by-laws include provisions whereby our officers and directors are to be indemnified against liabilities to the fullest extent permissible under Delaware law. Our by-laws also limit a director's liability for monetary damages for breach of fiduciary duty, including gross negligence. In addition, we have agreed to advance the legal expenses of our officers and directors who are required to defend against claims. These provisions and agreements may have the effect of reducing the likelihood of suits against directors and officers even though such suits, if successful, might benefit us and our stockholders. Furthermore, your investment in may be adversely affected if we pay the cost of settlement and damage awards against directors and officers.

A LARGE BLOCK OF SHARES CAN BE SOLD UNDER RULE 144.

Owners of a large block of shares which were previously restricted can be sold under Rule 144. The sale of a large number of these shares could lower the price of our shares or make it harder to attract new investors.

YEAR 2000 ISSUES

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the Year 2000 as 1900 or some other date, resulting in errors when information using Year 2000 dates is processed. In addition, similar problems may arise in some systems, which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000 and may range from minor errors to significant systems failure, which could affect our ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 issue affecting us, including those relating to the efforts of customers, suppliers, or other third parties will be fully resolved. We cannot predict the effects of the year 2000 problem on such entities or the economy in general, or the resulting effects on us. As a result, if preventative or corrective actions by those companies with which we do business are not made in a timely manner, year 2000 non-compliance could have a material adverse affect on our business, financial condition and results of operations.

The evaluation of the our products to date has found one installed product that is not compliant due to a purchased integrated circuit (I.C.). This IC has been discontinued and the manufacturer will not provide a replacement. The discontinued I.C. is designed into multiple circuits and the cost of retrofit to the older systems is prohibitive. Efforts to date have entailed working with customers to determine if older installations are still in service. At this juncture the problem appears to be of minor significance,
as the systems are years old and outdated by today's technology.   However,
our customers may make claims against us which may result in significant costs and uncertainty.





                                       10

              Special Note Regarding Forward-looking Statements

      Some of the statements contained in this prospectus, including information incorporated by reference, discuss future expectations, contain projections of future results of operations or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Important factors that may cause actual results to differ from projections include the risk factors set forth above.

                                 USE OF PROCEEDS

      All of the shares which may be sold pursuant to this prospectus will be sold from time to time by the selling stockholders for their own accounts or by pledgees, donees, transferees or other successors in interest thereof.
The Company will receive no proceeds from any such sales of shares.

                              SELLING STOCKHOLDERS

      The following table sets forth the number of shares of Common Stock beneficially owned by each of the selling stockholders as of the date hereof, the number of shares owned by them covered by this prospectus and the amount and percentage of shares to be owned by each selling stockholder after the sale of all of the shares offered by this prospectus. None of the selling stockholders has had any position, office or other material relationship with the Company within the past three years other than as a result of the ownership of the shares or other securities of the Company. The information included below is based on information provided by the selling stockholders.
 Because the selling stockholders may offer some or all of their shares, no definitive estimate as to the number of shares that will be held by the selling stockholders after such offering can be provided and the following table has been prepared on the assumption that all shares of Common Stock offered hereby will be sold.
                                                   Shares
                                                   Owned        Percentage of
                             Shares of              After        Shares Owned
                          Beneficially   Shares   Offering     After Offering
Name                          Owned      Offered     (1)           (1)(2)
--------------------------  ---------    -------   --------     -------------
Bresler Family Investments  1,283,166     600,000  683,166           4.10%

Wistar Morris, III  and
Martha H. Morris (3)          703,000     600,000  103,000           0.62%

Skye Capital Partners Ltd.    500,000     500,000        0           0.00%

Aberfoyle, Limited            260,000     260,000        0           0.00%

Trudy M. Self                  45,200      40,000    5,200           0.03%
----------
(1)   Assumes sale of all shares offered by the selling stockholders.
(2)   Based on 16,661,449 shares of Common Stock outstanding on July 22,
   1999.
(3) Wistar Morris III and Martha H. Morris are husband and wife. Wistar Morris III owns 380,000 shares and Martha H. Morris owns 323,000 shares.

                                      11


                               PLAN OF DISTRIBUTION

      The shares are being registered in order to facilitate their sale from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest thereof, as market conditions permit in one or more transactions. No underwriting arrangements have been entered into by the selling stockholders. In addition, as none of the selling stockholders have advised the Company whether or not they have any current intention of selling any of the shares, the Company is unable to predict whether or when any of the selling stockholders will determine to proceed with sales of the shares, as such determination will be made solely at the discretion of each selling stockholder. The distribution of the shares by the selling stockholders and/or their pledgees, donees, transferees or other successors in interest, may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers transactions, privately negotiated transactions or through sales to one or more dealers for resale of the shares as principals, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale. The selling stockholders and such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. The Company has agreed to bear all expenses of registration of the shares.

      The Company will receive no proceeds from any sales of the shares offered hereby by the selling stockholders. The Company has agreed to pay the filing fees, costs and expenses associated with the registration statement excluding fees of counsel to the selling stockholders, but including fees relating to compliance with state blue sky requirements, commissions and discounts of underwriters, dealers or agents, if any, and any stock transfer taxes.

      The Company has agreed to indemnify the selling stockholders, or their transferees or assignees against certain liabilities, including liabilities under the Securities Act.





                                       12


                    DISCLOSURE OF COMMISSION POSITION ON
               INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Section 145 of the General Corporation Law of Delaware grants each corporation organized thereunder the power to indemnify its officers, directors, employees and agents on certain conditions against liabilities arising out of any action or proceeding to which any of them is a party by reason of being such officer, director, employee or agent. The Certificate of Incorporation also provides for the indemnification, to the fullest extent permitted by the General Corporation Law of Delaware, of such persons. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              LEGAL MATTERS

      The validity of the shares offered hereby is being passed upon for the Company by Stephen M. Robinson, P.A., 172 Tuckerton Road, Medford, NJ 08055.

                                 EXPERTS

      The consolidated financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Peter C. Cosmas Co., CPAs, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon authority of the said firm as experts in accounting and auditing.

                   WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement which includes this prospectus covering this offering with the Securities and Exchange Commission ("SEC"). This prospectus does not contain all the information included in the registration statement. You can request a copy of the registration statement and the exhibits from us to get a more complete description of our Company and this offering. We have provided our address, telephone number and e-mail address in the section "Incorporation of Certain Information by Reference" if you wish to obtain free copies of the registration statement and exhibits.
      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington D.C., New York, New York and Chicago, Illinois. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.
 Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov. The registration statement, of which this prospectus forms a part, including all exhibits, has been filed in electronic form with the SEC through EDGAR.


                                       13

============================================================================

Until ___________, all dealers that effect transactions in these securities may be required to deliver a prospectus.

We have not authorized any person to give any information or to make any representations other than those contained in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus is accurate as of the date of its cover. When we deliver this prospectus or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery of the sale.



=============================================================================

                                 2,000,000 Shares



                          SCIENCE DYNAMICS CORPORATION





                                  Common Stock


                                _______________

                                  PROSPECTUS
                                _______________


                                May     , 1999

=============================================================================






                                       14

INFORMATION NOT REQUIRED IN THE PROSPECTUS

      The Company will bear no expenses in connection with any sale or other distribution by the selling stockholders of the shares being registered other than the expenses of preparation and distribution of this registration statement and the prospectus included in this registration statement. Such expenses are set forth in the following table. All of the amounts are estimates except the Securities and Exchange Commission filing fee.

Item 14. Other Expenses of Issuance and Distribution.

            SEC registration fee .....................$  469.13
            Accounting fees and expenses..............$2,500.00
            Legal fees and expenses.................. $5,000.00
            Printing expenses.........................$  100.00
            Miscellaneous.............................$   30.87

               Total................................. $8,100.00

Item 15. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

      The Registrant's Bylaws require that the Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation.




                                       15

      Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (1) any breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.


      The Registrant's Certificate of Incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such provision shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

      Insurance for the Registrant's directors and officers, against expenses and liabilities in connection with the defense of actions, suits or proceedings to which they may be parties by reason of having been directors or officers of the Registrant, is provided by the Registrant.

Item 16.    Exhibits.

Exhibit     Description
--------    -----------

  1         Not Applicable

  2         Not Applicable

  4         Not Applicable

  5         Opinion of Stephen M. Robinson, P.A., filed herewith

  8         Not Applicable

  15        Not Applicable

  23.1      Consent of Peter C. Cosmas Co., CPAs, filed herewith

  23.2 Consent of Stephen M. Robinson, P.A. (included in the opinion filed as Exhibit No. 5)

  24        Not Applicable

  25        Not Applicable

  26        Not Applicable

  27        Not applicable


                                       16

Item 17. Undertakings.

      (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any additional or changed material information with respect to the plan of distribution:

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required in a post-effective amendment is incorporated by reference from periodic reports filed with the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

      (2) That, for the purpose of determining any liability under the Securities Act, the undersigned will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

      (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, pursuant to the provisions described in Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                                       17



      (d) The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.
































                                       18

                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cherry Hill in the State of New Jersey on July 26, 1999.


                                   SCIENCE DYNAMICS CORPORATION


                                   By /s/ Alan C. Bashforth
                                      --------------------------------------
                                      Alan C. Bashforth
                                      President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                    Date

/s/ Lyndon A. Keele                                      July 26, 1999
----------------------------------
Lyndon A. Keele
Chairman of the Board of Directors

/s/ Alan C. Bashforth                                    July 26, 1999
----------------------------------
Alan C. Bashforth
President, Chief Executive Officer,
and Director

/s/ Joy C. Hartman                                       July 26, 1999
----------------------------------
Joy C. Hartman
Treasurer, Secretary, and
Director

/s/ Kenneth P. Ray                                       July 26, 1999
----------------------------------
Kenneth P. Ray
Director

/s/ Sheldon Hofferman                                    July 26, 1999
----------------------------------
Sheldon Hofferman
Director

/s/ Anand Kumar                                          July 26, 1999
----------------------------------
Anand Kumar
Director
                                                         July 26, 1999